                                                                Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1994 appearing on page 33 of Amoco Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report dated June 15, 1994 appearing on page 3 of the Annual Report of the Amoco Employee Savings Plan on Form 11-K for the year ended December 31, 1993.






   PRICE WATERHOUSE LLP

   Chicago, Illinois
   March 13, 1995